Exhibit 3.1

STATE of DELAWARE CERTIFICATE of INCORPORATION A STOCK CORPORATION Se‹retan »f State Di›ixioa of corgoratioax FILED fi5.fiJThl ££ 23l£2£ 8R 202é3499174 - File Number 10é723é3 FIRST - Name The name of the Corporation is: Hifortune Holdings Inc SECOND - Registered Agent Its registered office in the State of Delaware is to be located at 8 The Green, Suite B , in the City of Dover County of Kent Zip Code 19901 . The registered agent in charge thereof is Northwest Registered Agent Service, Inc . THIRD - Purpose The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. FOURTH - Stock The amount of the total stock of this corporation is authorized to issue is 10,000,000 shares (number of authorized shares) with a par value of 0.1 per share. FIFTH - Incorporator The name and mailing address of the incorporator are as follows: Northwest Registered Agent Service, Inc. 8 The Green, Suite B, Dover, DE 19901 I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 23“ day of June , A.D. 2026. BY: Northwest Registered Agent Service, Inc., lncorporator Nat Smith, Assistant Secretary